Exhibit 23.2



     Consent of Independent Certified Public Accounts


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 22, 1997, except as to Note 16, which is as of June 23, 1997, appearing of page F-2 of The Panda Project Inc.'s Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/  PRICE WATERHOUSE LLP
     --------------------
Price Waterhouse LLP
Fort Lauderdale, Florida
October 31, 1997